EXHIBIT10.1
February 1, 2017

Bruce Freyman

Re: Transition Letter
Dear Bruce:
Per our discussion, effective at the close of business on February 2, 2017, you will cease serving as the Executive Vice President, Worldwide Operations of Skyworks Solutions, Inc. (the “Company”) with your resignation from such position effective as of such time (the “Resignation Date”). This letter sets out the terms for your employment after the Resignation Date. By signing and returning this letter agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered sections below.

1.
Transition Period – During the period of time beginning the date after the Resignation Date and, if applicable, through May 31, 2017, you agree to assist the Company’s incoming Vice President, Worldwide Operations on an as needed basis with any operational matters and/or perform any other task reasonably requested consistent with your skills, training and experience. Your compensation and benefits during the Transition Period will be as follows (subject to your continued employment and your continuing qualification under the terms of such benefit plans): (i) your annual base salary will be equal to your annual base salary as of the date hereof and (ii) you will continue to be eligible for benefits consistent with those you are receiving as of the date hereof (although you will be subject to any corporate-wide benefit plan changes that apply to other employees of the Company); provided, however, that you will not be eligible to participate in the FY2017 Executive Incentive Plan or any cash incentive plan (e.g., EIP or MIP), receive any cash bonus or receive any equity incentive award (although so long as you remain employed, you will continue to satisfy the service vesting requirements of any equity awards that are outstanding as of the date hereof).

2.
Post-Separation Benefits – As of the Separation Date (as defined below), except as provided in this letter agreement, all salary payments from the Company will cease and any benefits you had as of the Separation Date under the Company-provided benefit plans, programs or practices will terminate in accordance with their terms (except as required by federal or state law), and you will cease vesting in any then unvested, outstanding equity awards from the Company. “Separation Date” for purposes of this letter agreement shall mean the earlier of (i) the date your employment ceases as a result of the Company terminating your employment without Cause or (ii) May 31, 2017.

Skyworks Solutions, Inc. • 5221 California Avenue, Irvine, CA 92617
Phone (949) 231-3000 • www.skyworksinc.com

If you have remained employed until May 31, 2017, your employment with the Company will be terminated on such date and you will receive the following, conditioned on the release requirements described below:
(a)    COBRA Benefits. Provided that you are eligible for and elect COBRA coverage, the Company will pay the amount it pays for active employees with similar coverage for you and your covered beneficiaries until the earlier of 18 months after your employment ends or the date you (or, as applicable, your beneficiaries) cease to be eligible for COBRA coverage, provided that if the Company’s paying such premiums violates nondiscrimination laws, the payments will cease (such payment of COBRA premiums, the “COBRA Benefits”).
(b)    Treatment of Stock Options. The Company will amend all of your outstanding stock options to provide that you may exercise any such options, to the extent vested on the date your employment ends, until one year after your employment ends (but not beyond the original term of the option) (such extension, the “Option Extension”), and any then unexercised options will thereafter expire. Exercising any such extended options will be conditioned on the effectiveness of the Releases (as defined below), and, if the Final Release (as defined below) is not provided by the deadline, any Option Extension will terminate on the earlier of the deadline for providing the Final Release or the date of revocation of the Final Release.
(c)    AYCO Financial Planning Services. The Company will pay for AYCO financial planning services for you in the same annual amount as is provided to executive officers of the Company until December 31, 2017 (the “AYCO Benefits”).
In connection with the transition, upon entering this agreement you will also be asked to sign a release in the form attached hereto at Annex A (the “Initial Release”), which will be a binding agreement with the Company seven days after you sign it (unless you revoke it during such seven day period). Failure to sign the Initial Release and let it become effective will result in this letter agreement’s becoming null and void. You are advised to consult with an attorney of your own choosing and will have at least 21 days to review the Initial Release before signing it. In addition to the Initial Release, you will be required to provide a release in the form attached hereto at Annex B (the “Final Release” and, with the Initial Release, the “Releases”) within three business days after (and not before) your ceasing to be employed, as a condition of any severance, COBRA Benefits, Option Extension or AYCO Benefits due or continuing after your employment ends; provided, however, that if you remain employed on April 21, 2017, you must provide the signed Final Release between the close of business on April 21, 2017, and the close of business on April 25, 2017. The Final Release will be a binding agreement with the Company seven days after you sign it (unless you revoke it during such seven day period). If you fail to provide or do revoke the Final Release, you acknowledge that the Company is under no obligation to retain you in employment for any later vesting event, and you waive any claim to the contrary or to receive such later vesting if the Company chooses to end your employment before such vesting occurs.
If your employment ends prior to May 31, 2017, as a result of a termination without Cause (as defined below), and you have timely signed and returned this letter agreement and complied with its terms during the Transition Period, and the Initial Release becomes effective and, for

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compensation due after your employment ends, the Final Release becomes effective and you comply with the terms of the Releases, the Company will provide you with:
(a)    a severance payment equal to twice your annual base salary as of the date hereof, paid in a lump sum in accordance with the Company’s standard payroll procedure in the first payroll whose cutoff date follows the eighth day after the Final Release becomes effective;
(b)    the COBRA Benefits, except that such benefits will be provided for up to 12 months instead of up to 18 months if such benefits become due to you under this provision 3(b); and
(c)    the Option Extension.

3.
At-Will Employment - Notwithstanding the foregoing, both you and the Company will continue to have the right to terminate your employment on an at-will basis during the Transition Period; provided, however, that should you terminate your employment for any reason, or should the Company terminate your employment for Cause (as defined below), before May 31, 2017, you will not be eligible to receive any post-termination severance or benefits (including but not limited to the COBRA Benefits, Option Extension, AYCO Benefits or cash severance). For purposes of this letter agreement, “Cause” shall have the same meaning as the definition provided in your Change in Control/Severance Agreement with the Company dated December 16, 2014 (the “Change in Control Agreement”).

4.
Description of Benefits on Death or Disability - The death and permanent disability provisions relating to equity compensation under Section 4 of your Change in Control Agreement shall remain in effect if your employment ends during the Transition Period for either of those reasons. No other compensation, severance or benefits are due under this letter agreement if your employment ends as a result of death or permanent disability.

5.	Non-Disclosure; Continuing Obligations -
You acknowledge and reaffirm your obligation to keep confidential and not disclose any and all non-public information concerning the Company that you acquired during the course of your employment with the Company, including any non-public information concerning the Company’s business plans, business strategies and/or financials, in accordance with the terms of your Employment Agreement with the Company dated as of May 2, 2005 (the “NDA”), which confidentiality provisions remain in full force and effect during and after your employment. You further acknowledge and reaffirm your other obligations under the NDA and your obligations in Section 7 of the Change in Control Agreement with respect to non-solicitation (the “Restrictive Covenant”), which Restrictive Covenant also remains in full force and effect.
Nothing in this letter agreement, the Releases, or agreements or policies prohibits you from reporting possible violations of state or federal law or regulation to any government agency, regulator, or legal authority, or making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You are not required to notify the Company that you have made any such reports or disclosures; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was

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subject to the attorney-client privilege, unless disclosure of the information would otherwise be permitted by an applicable law or rule. Further, pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret [as defined in the Economic Espionage Act] that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

6.
Mutual Non-Disparagement - You understand and agree that you shall not make any false, disparaging or derogatory statements to any person or entity, including any media outlet, industry group, customer, supplier, competitor, investor, analyst, institutional investor, hedge fund, financial institution or Skyworks employee, regarding the Company or any of the other “Released Parties” (as defined in Annex A) or about the Company’s business affairs and financial condition; provided, however, that nothing herein prevents you from making truthful disclosures to any governmental entity or to enforce this letter agreement. The Company agrees to instruct its executive officers not to make any false, disparaging or derogatory statements to any person or entity regarding you, your employment with the Company, or your departure from the Company.

7.
Amendment - This letter agreement and the Releases shall be binding upon the parties and may not be supplemented, changed or modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by the Chief Executive Officer of the Company and you. This letter agreement and the Releases shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

8.
Waiver of Rights - No delay or omission by the Company in exercising any right under this letter agreement or the Releases shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

9.
Validity - Should any provision of this letter agreement or the Releases be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and such illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement or the Releases.

10.
Cooperation with Respect to Claims and Actions -To the extent permitted by applicable law, you agree to cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions now in existence or that may be brought in the future against or on behalf of the Company by any third party against the Company or by the Company against any third party. You also agree that your full cooperation in connection with such claims or actions will include being available to meet with the Company’s counsel to prepare for discovery, any

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mediation, arbitration, trial, administrative hearing or other proceeding, and to act as a witness when requested by the Company at reasonable times and locations designated by the Company. Moreover, unless otherwise prohibited by law, you agree to notify the Vice President, General Counsel of the Company at 5221 California Ave., Irvine, CA 92617, if you are asked by any person, entity or agency to assist, testify or provide information in any such proceeding or investigation. Such notice shall be in writing and sent by overnight mail to the address above within two business days of the time you receive the request for assistance, testimony or information. If you are not legally permitted to provide such notice, you agree that you will request that the person, entity or agency seeking assistance, testimony or information provide notice consistent with this Section 10. No part of this letter agreement will abrogate your obligation to provide truthful testimony under oath. The Company agrees to reimburse you for any actual, documented, reasonable, and pre-approved out of pocket expenses you incur as a result of your cooperation with the Company pursuant to this provision.

11.
Tax Provisions - You acknowledge that you are not relying upon advice or representation of the Company with respect to the tax treatment of any of the compensation set forth or described herein. The benefits provided under this letter agreement are intended to be exempt from or compliant with Section 409A of the Internal Revenue Code of 1986 (“Section 409A” of the “Code”). The Company makes no representation or warranty and shall have no liability to you or to any other person if any of the provisions of this letter agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy an exemption for, or the conditions of, that section.

The Company and you agree that the provisions of Section 6 of the Change in Control Agreement relating to Limitation on Benefits and Sections 12.2 through 12.4 related to tax compliance shall each apply to any compensation and benefits pursuant to this letter agreement as though the provisions were contained herein.

12.
Acknowledgments - You acknowledge that you have consulted with an attorney of your own choosing prior to signing this letter agreement. You acknowledge that nothing in this letter agreement changes the at will status of your employment with the Company.

13.
Voluntary Assent - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to discuss fully and review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

14.
Applicable Law - This letter agreement shall be interpreted and construed by the laws of the State of California, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the State of California, or if appropriate, a federal court located in the State of California (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other

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proceeding arising out of, under or in connection with this letter agreement, or the subject matter hereof.

15.
Interpretation. The Company and you agree that this letter agreement and the Releases will be construed without regard to any presumption or rule requiring construction or interpretation against the drafting party. References in this letter agreement and the Releases to “include” or “including” should be read as though they said “without limitation” or equivalent forms.

16.
Entire Agreement; Effect on Change in Control Agreement - This letter agreement and its schedule and the Releases contain and constitute the entire understanding and agreement between the parties hereto with respect to the payments and benefits due you in connection with your departure from the Company and the matters covered by the respective agreements and cancel all previous oral and written negotiations, agreements and commitments in connection therewith. This letter agreement does not affect your equity awards, except as specifically described herein, and they remain subject to the applicable equity plan and award agreements except as modified herein. This letter agreement supersedes both your offer letter from the Company dated April 11, 2005, and the Change in Control Agreement, except for the provisions therein that are explicitly referenced and incorporated herein.

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We thank you for your continued efforts on behalf of the Company.

Very truly yours,
Skyworks Solutions, Inc.

By:     /s/ Laura Gasparini____________________
Laura Gasparini
Vice President, Human Resources

I hereby agree to the terms and conditions set forth above.

Signed under seal:

/s/ Bruce J. Freyman                    February 1, 2017
Bruce J. Freyman                    Date

To be returned on or before the close of business on February 1, 2017.

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Annex A
Initial Release

Release - In exchange for the eligibility to receive the enhanced severance benefit, the COBRA Benefits, the Option Extension, and the AYCO Benefits, upon satisfaction of the relevant terms of the letter agreement to which this Initial Release is attached, which benefits you acknowledge you would not otherwise be entitled to receive without entering into this release, on behalf of yourself and your heirs, executors, administrators, successors and assigns, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge Skyworks Solutions, Inc. (the “Company”) and its affiliates, subsidiaries, parent companies, predecessors and successors, and all of their respective past and present officers, directors, direct and indirect investors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and entity-related capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, including any and all claims arising out of or relating to your employment with the Company, including all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, all as amended; all common law claims including actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including any claims relating to the Change in Control Agreement), and all claims to any ungranted or to-be-forfeited equity compensation from the Company, contractual or otherwise; and any claim or damage arising out of your employment with the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this Release (i) releases any claim to the compensation or payments with respect to your ongoing employment with the Company, (ii) prevents you from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you will have waived any right to recover any monetary benefits in connection with any such claim, charge or proceeding) and you hereby further waive any rights or claims to any payment, benefit, attorneys’ fees, or other remedial relief in connection with any such claim, charge, or proceeding), (iii) releases any claims arising after the date you sign this Release or not waivable by applicable law (including, where applicable, workers’ compensation claims or claims not waivable under California Labor Code

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Section 2802), (iv) releases any claims for a breach of the terms of the letter agreement by any Released Party, (v) releases any rights related to any written equity award agreement(s) between you and the Company existing and outstanding as of February 1, 2017, or (vi) your rights as a stockholder of the Company.

You understand and agree that the claims released in this section include not only claims presently known to you, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this section. You understand that you may hereafter discover facts different from what you now believe to be true, which if known, could have materially affected the letter agreement or this Release, but you nevertheless waive and release any claims or rights based on different or additional facts.

You expressly waive the benefit of Section 1542 of the California Civil Code and agree that the general release in this Release covers claims arising prior to the date you sign this Release that you do not know or expect to exist in your favor at this time. The cited statute provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Company agrees that you are not releasing any claims or rights you may have for indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when you were a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of the letter agreement to which this Release is attached is not a concession, acknowledgment, or guaranty that you have any such rights to indemnification or coverage, (ii) neither the letter agreement nor the Releases create any additional rights for you to indemnification or coverage, and (iii) the Company retains any defenses it may have to such indemnification or coverage.

Any capitalized but undefined terms have the meaning set forth in or referenced under the letter agreement to which this Initial Release is attached.

Acknowledgments and Revocation - You acknowledge that you have been given at least 21 days to consider this Release and that the Company advised you to consult with an attorney of your own choosing prior to signing this Release. You understand that you may revoke this Release for a period of seven days after you sign and return it by sending a notice of revocation to the Vice President, General Counsel of the Company at 5221 California Ave., Irvine, CA 92617. This Release shall not be effective or enforceable until the date of expiration of this seven day revocation period. You understand and agree that by entering into this Release you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were entitled without providing this Release.

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I hereby agree to the Release and other terms and conditions set forth above. I intend that this Release will become a binding agreement between the Company and me if I do not revoke my acceptance within seven days after I sign it.

Signed under seal:

Bruce J. Freyman                        Date

To be returned no later than close of business on February 22, 2017.

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Annex B
Final Release

Release - In exchange for the eligibility to receive the COBRA Benefits, the Option Extension, the AYCO Benefits and, if applicable, the enhanced severance, upon satisfaction of the relevant terms of the letter agreement to which this Final Release is attached, which benefits you acknowledge you would not otherwise be entitled to receive without entering into this release, on behalf of yourself and your heirs, executors, administrators, successors and assigns, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge Skyworks Solutions, Inc. (the “Company”) and its affiliates, subsidiaries, parent companies, predecessors and successors, and all of their respective past and present officers, directors, direct and indirect investors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and entity-related capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, including any and all claims arising out of or relating to your employment with and/or separation from the Company, including all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., all as amended; the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, all as amended; all common law claims including actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including any claims relating to the Change in Control Agreement), and all claims to any ungranted or to-be-forfeited equity compensation from the Company, contractual or otherwise; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this Release (i) releases any claim to the COBRA Benefits, the Option Extension or the AYCO Benefits and, if applicable for a termination without Cause before May 31, 2017, the cash severance specified in Section 3 of the letter agreement, (ii) prevents you from filing a charge with, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you will have waived any right to recover any monetary benefits in connection with any such claim, charge or proceeding) and you hereby further waive any rights or claims to any payment, benefit, attorneys’ fees, or other remedial relief in connection with any such claim, charge, or proceeding), (iii) releases any claims arising after the date you sign this

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Release or not waivable by applicable law (including, where applicable, workers’ compensation claims or claims not waivable under California Labor Code Section 2802), (iv) releases any claims for a breach of the terms of the letter agreement by any Released Party, (v) releases any rights related to any written equity award agreement(s) between you and the Company existing and outstanding as of February 1, 2017, or (vi) your rights as a stockholder of the Company.

You understand and agree that the claims released in this section include not only claims presently known to you, but also all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims as described in this section. You understand that you may hereafter discover facts different from what you now believe to be true, which if known, could have materially affected the letter agreement or this Release, but you nevertheless waive and release any claims or rights based on different or additional facts.

You expressly waive the benefit of Section 1542 of the California Civil Code and agree that the general release in this Release covers claims arising prior to the date you sign this Release that you do not know or expect to exist in your favor at this time. The cited statute provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Company agrees that you are not releasing any claims or rights you may have for indemnification under state or other law or the charter, articles, or by-laws of the Company and its affiliated companies, or under any indemnification agreement with the Company or under any insurance policy providing directors’ and officers’ coverage for any lawsuit or claim relating to the period when you were a director or officer of the Company or any affiliated company; provided, however, that (i) the Company’s execution of the letter agreement to which this Release is attached is not a concession, acknowledgment, or guaranty that you have any such rights to indemnification or coverage, (ii) neither the letter agreement nor the Releases create any additional rights for you to indemnification or coverage, and (iii) the Company retains any defenses it may have to such indemnification or coverage.

Any capitalized but undefined terms have the meaning set forth in or referenced under the letter agreement to which this Final Release is attached.

Return of Company Property - You confirm that you have returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), Company identification, Company vehicles, Company confidential and proprietary information, and any other Company-owned property in your possession or control and have left intact with, or delivered intact to, the Company all Company documents (electronic or otherwise), including those that you developed or helped to develop during your employment, none of which you will retain in any form or medium. You further confirm that you have cancelled all accounts for your

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benefit, if any, in the Company’s name, including to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.
Business Expenses and Final Compensation - You acknowledge that the Company has reimbursed you for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you other than in the ordinary course for expenses not yet required to be submitted. You also acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company, including payment for all wages, bonuses, equity, and accrued unused vacation time other than amounts due in the ordinary course in a final paycheck, and that no other compensation is owed to you, except for the COBRA Benefits, the Option Extension, the AYCO Benefits and, if applicable for a termination without Cause before May 31, 2017, the cash severance referenced in Section 3 of the letter agreement.
Acknowledgments and Revocation - You acknowledge that you have been given at least 21 days to consider this Release and that the Company advised you to consult with an attorney of your own choosing prior to signing this Release. You understand that you may revoke this Release for a period of seven days after you sign and return it by sending a notice of revocation to the Vice President, General Counsel of the Company at 5221 California Ave., Irvine, CA 92617. This Release shall not be effective or enforceable until the date of expiration of this seven day revocation period. You understand and agree that by entering into this Release you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were entitled without providing this Release.
I hereby agree to the Release and other terms and conditions set forth above. I intend that this Release will become a binding agreement between the Company and me if I do not revoke my acceptance within seven days after I sign it.

Signed under seal:

Bruce J. Freyman                        Date

To be returned no later than the third business day following, and not before, the close of business on the Separation Date, or, if earlier, by the close of business on or after April 21, 2017, but not later than the close of business on April 25, 2017.

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